Exhibit 10.4

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of March 27, 2014, is entered into by and among Boldface Group, Inc., a Nevada corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).

WHEREAS, pursuant to a Securities Purchase Agreement dated June 20, 2013, among the Company and the Holders (the “June 2013 Purchase Agreement”), the Company issued to the Holders Original Issue Discount Secured Convertible Debentures due November 1, 2014 (the “June 2013 Debentures”) in the aggregate principal amount of $1,680,000 and Warrants to purchase up to 24,705,882 shares of Common Stock (the “June 2013 Warrants”) to the Holders;

WHEREAS, pursuant to a Securities Purchase Agreement dated August 29, 2013, among the Company and the Holders (the “August 2013 Purchase Agreement” and together with the June 2013 Purchase Agreement, the “Purchase Agreements”), the Company issued to the Holders Original Issue Discount Secured Convertible Debentures due March 1, 2015 (the “August 2013 Debentures” and together with the June 2013 Debentures, the “Debentures”) in the aggregate principal amount of $616,000 and Warrants to purchase up to 16,470,588 shares of Common Stock (the “August 2013 Warrants” and collectively with the June 2013 Warrants, the “Warrants”) to the Holders; and

WHEREAS, the Company and the Holders wish to exchange the Debentures and Warrants for 3,906 shares of the Company’s 8% Series A Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation (the “Preferred Stock”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.             Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefore in the Purchase Agreements, the Debentures and the Warrants.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit A attached hereto.

“Closing Date” means the Trading Day when this Agreement and the Preferred Stock have been executed and delivered by the applicable parties thereto.

“Disclosure Schedules” means the Disclosure Schedules to this Agreement which are delivered concurrently herewith.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3(b).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all shares of Preferred Stock, ignoring any conversion limitations set forth therein, and assuming that the Conversion Price is at all times on or after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Replacement Debenture” shall have the meaning assigned to such term in Section 2(a).

“Replacement Warrant” shall have the meaning assigned to such term in Section 2(a).

“Retained Debenture” shall have the meaning assigned to such term in Section 2(a).

“Retained Warrant” shall have the meaning assigned to such term in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act for the two years preceding the date hereof.

“Securities” means the Preferred Stock and the Underlying Shares.

“Shareholder Approval” means such approval as may be required by the shareholders of the Company to (a) approve a reverse stock split and (b) if necessary, increase the authorized number of shares in order to reserve a sufficient number of shares of Common Stock for issuance pursuant to the Transaction Documents.

“Transaction Documents” means this Agreement, the Certificate of Designation and all “Transaction Documents” as defined in the Purchase Agreements, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Preferred Stock.

2.             Agreements and Acknowledgements.  The Company and the Holders signatory hereto, constituting 51% in interest under the Transaction Documents, agree as follows:

(a)           Exchange of Debentures and Warrants.  The Company hereby agrees to issue to each Holder a certificate evidencing the number of shares of Preferred Stock as set forth on Schedule I hereto in exchange for the cancellation in full of the Debentures and Warrants held by such Holder; provided, however, that, (i) if a Holder shall not exchange all of the June 2013 Debentures held by the Holder pursuant to this Agreement, the principal amount of the June 2013 Debentures to remain outstanding and held by such Holder shall be set forth beside the name of such Holder on Schedule I hereto (such June 2013 Debentures to remain outstanding and held by a Holder, a “Retained Debenture”) and (ii) if a Holder shall not exchange all of the June 2013 Warrants held by the Holder pursuant to this Agreement, the portion of the June 2013 Warrants to remain outstanding and held by such Holder shall be set forth beside the name of such Holder on Schedule I hereto (such June 2013 Warrants to remain outstanding and held by a Holder, a “Retained Warrant”).  Each Holder acknowledges and agrees that, upon the issuance and delivery of the Preferred Stock, the Debentures and Warrants (other than any Retained Debenture and any Retained Warrant) will be deemed cancelled and of no further force and effect and each Holder will either deliver to the Company or destroy the original Debentures and Warrants to the Company.  The Company covenants to promptly issue and deliver (i) to a Holder which holds a Retained Debenture, a debenture in the form of the June 2013 Debentures with a principal amount equal to the principal amount of the Retained Debenture set forth on Schedule I (such debenture, a “Replacement Debenture”), which Replacement Debenture shall be issued by the Company as an exchange pursuant to the terms of the June 2013 Debentures, including, without limitation, Section 3(a) therein, and (ii) to a Holder which holds a Retained Warrant, a warrant in the form of the June 2013 Warrants with a number of Warrant Shares equal to the number of Warrant Shares set forth on Schedule I (such warrant, a “Replacement Warrant”), which Replacement Warrant shall be issued as an exchange pursuant to terms of the June 2013 Warrants, including, without limitation, Section 4(b) therein.  The terms of the June 2013 Purchase Agreement shall apply to the Replacement Debenture and the Replacement Warrant.

(b)           Payment of Accrued Interest and Dividends.  On the Closing Date, the Company hereby agrees to pay in cash to each Holder all accrued and unpaid interest on such Holder’s Debentures, as set forth on Schedule I.  Additionally, on the Closing Date, the Company agrees to pay in cash to each of the Holders the initial dividend payment on such Holder’s Preferred Stock pursuant to the terms of the Certificate of Designation.

(c)           Definition of “Exempt Issuance” in Transaction Documents.  The Company and the Holders hereby agree that the term “Exempt Issuance” is hereby amended to include the following clause (e) and (f): “(e) the issuance of the 8% Original Issue Discount Senior Secured Convertible Debenture Due August 1, 2015 and Common Stock Warrants (along with the underlying shares of Common Stock) issued and issuable pursuant to the Securities Purchase Agreement, dated March 27, 2014 and the issuance of the Preferred Stock and the shares underlying the Preferred Stock and (f) securities issued with the written consent of holders of at least 51% of the shares of Preferred Stock then outstanding.”

(d)           Addition of Definition of “Preferred Stock” and “Underlying Shares” in Transaction Documents. The Company and Holders hereby agree that, in the Transaction Documents (as such term is defined in the Purchase Agreements), the term “Preferred Stock” shall mean the Preferred Stock and “Underlying Shares” shall be deemed to include the Underlying Shares.

(e)           Definition of “Securities” in Transaction Documents.  The Company and Holders hereby agree that, in the Transaction Documents (as such term is defined in the Purchase Agreements), the term “Securities” shall include the Preferred Stock and Underlying Shares.

(f)           Amendments and Consents.  The parties hereby that any amendment or consent provisions under the Transaction Documents that require 50.1% in interest of the Securities shall be deemed to include in such calculation the shares of Preferred Stock issued hereunder.  Additionally, the Holders signatory hereto consent to the transactions contemplated under this Agreement and the Securities Purchase Agreement relating to the purchase of 8% Original Issue Discount Senior Secured Convertible Debenture Due August 1, 2015 and Common Stock Warrants entered into concurrently herewith.  Any restrictions, prohibitions or Negative Covenants set forth in the Transaction Documents, including but not limited to the negative covenants set forth in Section 7 of the Debenture, are hereby waived as they relate to the transactions contemplated under this Agreement and the above-referenced Securities Purchase Agreement and any amendments or additional advances in connection therewith as may occur from time to time in the future.

(g)          Termination of Security Interest and Subsidiary Guarantees.  The Company and the Holders hereby agree that the Security Agreement and Subsidiary Guarantee, dated as of June 20, 2013, and the Security Agreement and Subsidiary Guarantee, dated as of August 29, 2013, are hereby terminated and of no further force or effect.  The Company may file UCC-3s reflecting such termination after the date hereof.  In the event that any Debentures remain outstanding, including, without limitation, a Replacement Debenture, such Debentures shall be unsecured obligations of the Company.

3.             Representations and Warranties.  Except as set forth in the corresponding section of the disclosure schedules attached hereto, the Company hereby makes to the Holders the following representations and warranties:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”; and provided, that the changes in the trading price of the Common Stock shall not, in and of itself, constitute a Material Adverse Effect) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Replacement Debentures and the Replacement Warrants are duly authorized and, when issued pursuant to this Agreement and the Transaction Documents, shall be will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  Prior to the date that Shareholder Approval is obtained and deemed effective, the Company has reserved from its duly authorized capital stock 8,000,000 shares of Common Stock for issuance of the Underlying Shares.  After Shareholder Approval has been obtained and deemed effective, the Company will reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(f)            Capitalization.  Except as provided on Schedule 3.1(f), the capitalization of the Company is as described in the SEC Reports. Schedule 3.1(f) also includes the number of shares of Common Stock owned beneficially, and of record, by each executive officer and director of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents; provided that the Company is issuing.  Except as set forth on Schedule 3.1(f), a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Holders) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders other than with respect to the Subordinated Indebtedness, the material terms of which are set forth on Schedule 3.1(f).

(h)           Shell Company. The Company is not subject to Rule 144(i).

(i)            Bring Down.  The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreements (as supplemented or qualified by the disclosures in any disclosure schedule to Purchase Agreements), continues to be true, accurate and complete in all material respects as of the date hereof, and the Company hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement and as of the Closing Date (unless as of a specific date therein), except as set forth in the Disclosure Schedules.

(j)            Tacking of Securities.  The Company represents that the holding period of the Securities tacks to the holding period of the Debentures and Warrants (solely upon cashless exercise) for Rule 144 purposes and the holding period of the Replacement Debenture and the Replacement Warrant tacks to the holding period of the June 2013 Debentures and the June 2013 Warrants (solely upon a cashless exercise) for Rule 144 purposes.  The Company agrees not to take a position contrary to this paragraph.  If requested by a Holder, the Company shall promptly, and in any event within 3 Business Days of such request, provide a legal opinion of outside counsel opining to the immediate availability of Rule 144 for the resale of the Underlying Shares.

(k)           SEC Reports; Financial Statements.  Except as set forth on Schedule 3.1(k), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.             Representations and Warranties of the Holders.  Each Holder, for itself and for no other Holder, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)            Organization; Authority.  Such Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Holder of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder.  Each Transaction Document to which it is a party has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Own Account.  Such Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Securities in compliance with applicable federal and state securities laws).  Such Holder is acquiring the Securities hereunder in the ordinary course of its business.

(c)            Holder Status.  At the time such Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Preferred Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

The Company acknowledges and agrees that the representations contained in Section 4 shall not modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any express representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

5.             Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 5(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)           The Holders agree to the imprinting, so long as is required by this Section 5, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR ANY SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)            Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 5(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any of the Preferred Stock is converted or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following such time as such legend is no longer required under this Section 5(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends, in addition, the Company shall deliver such Purchaser a copy of such opinion, the instruction letter to the Transfer Agent, the resolution of the Board of Directors authorizing the Transaction Documents and any additional supporting documentation requested by the Purchaser  as may be requested by the Purchaser in order to deposit Underlying Shares in accounts with its prime broker (or other brokerage account); provided, however, in the event the restrictive legend on such certificate is being removed pursuant to Rule 144 or such Underlying Shares as first being issued without legend in reliance on Rule 144, such Purchaser shall, at the time of delivery of such certificates to the Company or Transfer Agent, represent to the Company and Company Counsel that (i) it intends to sell such Underlying Shares prior to the filing date of the Company’s next period report and (ii) if such Underlying Shares are not sold by such filing date and such Underlying Shares are no longer eligible for resale under Rule 144 such Purchaser will deliver such shares to the Transfer Agent or Company to have the restrictive legend placed back on such certificates representing such Underlying Shares.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 5(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until the later of (i) such Trading Day that such certificate is delivered without a legend and (ii) the Trading Day the Company shall have delivered a copy of the opinion of its counsel and other supporting documentation requested by the Purchaser (including, without limitation, any instruction letter to the Company’s transfer agent) as may be requested by the Purchaser in order to deposit Underlying Shares in accounts with its prime broker (or other brokerage account).   Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

7.             Miscellaneous.

(a)           The respective obligations and agreements of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, within 4 Trading Days of the date hereof, issue a Current Report on Form 8-K with the Commission disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement and the Certificate of Designation as exhibits thereto (the “8-K Filing”).  From and after the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company will provide all documentation reasonably requested by the Holders for purposes of qualifying the Underlying Shares in compliance with Rule 144 to be issued without restriction and not containing any restrictive legend.  The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

 (b)          This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(c)           The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

(d)           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)           This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

***********************

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

BOLDFACE GROUP, INC.

By:
Name:
Title:

[signature pages of Holders to follow]

SIGNATURE PAGE OF HOLDER TO
SECURITIES EXCHANGE AGREEMENT
AMONG BOLDFACE AND
THE HOLDERS THEREUNDER

Name of Holder: ___________________________________

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________________

Principal Amount of June 2013 Debentures: $______________________

June 2013 Warrants:_________________________________

Principal Amount of August 2013 Debentures: $______________________

August 2013 Warrants: ______________________________

SCHEDULE I

NAME OF HOLDER	SHARES OF PREFERRED STOCK	ACCRUED INTEREST	DIVIDEND AMOUNT